Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Investor Contact Bill Walljasper Senior VP & Chief Financial Officer 515-965-6505	Media Contact Sard Verbinnen & Co Paul Caminiti/Andrew Cole/Brooke Gordon 212-687-8080
Mark Harnett/Charlie Koons MacKenzie Partners 212-929-5500

ISS AND GLASS LEWIS RECOMMEND CASEY’S SHAREHOLDERS VOTE WHITE CARD TO ELECT COMPANY’S EXPERIENCED AND QUALIFIED NOMINEES

ISS and Glass Lewis Both Recognize that Couche-Tard’s Nominees Are NOT in Casey’s Shareholders’ Best Interests

Company Urges Shareholders to Vote “FOR” ALL Casey’s Nominees on WHITE Proxy Card
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ANKENY, IOWA – September 16, 2010 – Casey’s General Stores, Inc. (“Casey’s” or the “Company”) (NASDAQ: CASY) today commented on the reports issued by two of the leading proxy advisory services, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), regarding Casey’s annual meeting of shareholders to be held on September 23, 2010.

ISS recommends that Casey’s shareholders vote “FOR” the reelection of the majority of Casey’s director nominees on Casey’s WHITE proxy card.  Glass Lewis recommends that Casey’s shareholders vote “FOR” the reelection of ALL of Casey’s director nominees on Casey’s WHITE proxy card. Casey’s urges shareholders to vote the WHITE card “FOR” all of Casey’s highly qualified incumbent director nominees.  Shareholders can find additional information about the Casey’s annual meeting at www.supportcaseys.com.

Robert J. Myers, Casey’s President and Chief Executive Officer, said, “We appreciate that both ISS and Glass Lewis are recommending that shareholders vote on Casey’s white card – and that both proxy advisory services recognize that shareholders should NOT hand over control of this great company to Couche-Tard through a proxy fight.  However, we disagree with ISS’s withhold recommendation with respect to two of our director nominees.  We urge shareholders to vote for ALL of our nominees.  Each of our directors has worked diligently to create value for Casey’s shareholders, and we stand by our successful track record. In fact, Casey’s has delivered to shareholders a cumulative total return of 247% from fiscal 2001 through 2010 – an average annual return of 13%.”

Myers added, “We have serious concerns that Couche-Tard’s nominees will not represent the best interests of all of Casey’s shareholders and instead have one purpose – a quick sale of Casey’s to Couche-Tard at a low price to benefit only Couche-Tard shareholders.  Further, Couche-Tard’s nominees lack the requisite sector experience to support the implementation of Casey’s ongoing strategic growth initiatives.  At this critical time in Casey’s history, we urge shareholders to make the right choice at our upcoming Annual Meeting and reelect Casey’s Board in its entirety.”

In ISS’s report issued September 15, 2010, ISS concluded that “ATD’s currently outstanding offer is far from a compelling starting point for negotiations, and does not merit shareholder support for the ATD slate.”

In the Glass Lewis report issued September 15, 2010, Glass Lewis awarded Casey’s an “A” grade for executive compensation, noting that Casey’s paid less compensation to its top officers than the median compensation for 36 similarly sized companies with a median enterprise value of $2 billion, and less than a sub-industry group of 13 food retail companies.  Glass Lewis said, “Overall, the Company has paid less than its peers, but performed better than its peers.”

In Glass Lewis’ analysis, it states that it “recommend[s] that shareholders vote FOR all management nominees” and “the Company appears to be operating well” and that “Casey’s stock price has out-performed its peers over the past two years and there is nothing to suggest a significant change to the Company’s immediate opportunities.”

With respect to Couche-Tard and its $38.50 per Casey’s share cash tender offer, Glass Lewis states, “In our opinion, the Dissident has not proven that the Offer represents the greatest value for shareholders nor has it shown that the incumbent directors should be removed from the board at this time.”  In its report, Glass Lewis also notes that filling board seats with Couche-Tard nominees “[c]onsidering the third party interest in the Company…could be harmful to the board’s negotiations.”

To vote FOR Casey’s nominees, shareholders should sign, date and return the WHITE proxy card as soon as it is received or vote via telephone or internet by following the instructions indicated on the WHITE proxy card.  MacKenzie Partners, Inc. is acting as Casey’s proxy solicitor and can be reached toll-free at (800) 322-2885 or (212) 929-5500.  Shareholders can also find additional relevant information at www.supportcaseys.com.

Goldman, Sachs & Co. is acting as financial advisor to Casey’s, and Cravath, Swaine & Moore LLP and Ahlers & Cooney, PC are providing legal advice.

Important Information
In response to the tender offer commenced by Alimentation Couche-Tard Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”).  Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information.  Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s has filed with the SEC and mailed to its shareholders a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the definitive proxy statement and, when they become available, any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and, when available, other documents that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the definitive proxy statement and, when available, other documents filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants
Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 12, 2010. To the extent holdings of Casey’s securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements
This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that the Company has incurred to purchase shares of our common stock in our self tender offer; the price at which we purchased shares of our common stock in our self tender offer and the number of shares purchased in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC.  Further, there can be no assurance that a transaction with 7-Eleven, Inc. (“7-Eleven”) will be reached on terms that the Casey’s Board of Directors (the “Board”) will determine are in the best interests of Casey’s, its shareholders and its other constituencies.  Moreover, even if the Board were to approve a transaction with 7-Eleven, there can be no assurance that the approved transaction will be consummated.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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